Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

Macquarie Investment Holdings No. 2 Pty Limited, Macquarie Capital International Holdings Pty Limited, Macquarie Capital Group Limited, Macquarie Financial Holdings Limited and Macquarie Group Limited in compliance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company, that each such company is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company contained therein.

Date: October 26, 2010

Macquarie Group Limited

/s/ Heidi Mortensen		/s/ Gus Wong
Name:	Heidi Mortensen	Name:	Gus Wong
Title:	Attorney in Fact	Title:	Attorney in Fact

Macquarie Financial Holdings Limited

/s/ Heidi Mortensen		/s/ Gus Wong
Name:	Heidi Mortensen	Name:	Gus Wong
Title:	Attorney in Fact	Title:	Attorney in Fact

Macquarie Capital Group Limited

/s/ Heidi Mortensen		/s/ Gus Wong
Name:	Heidi Mortensen	Name:	Gus Wong
Title:	Attorney in Fact	Title:	Attorney in Fact

Macquarie Capital International Holdings Pty Limited

/s/ Heidi Mortensen		/s/ Gus Wong
Name:	Heidi Mortensen	Name:	Gus Wong
Title:	Attorney in Fact	Title:	Attorney in Fact

Macquarie Investment Holdings No. 2 Pty Limited

/s/ Heidi Mortensen		/s/ Gus Wong
Name:	Heidi Mortensen	Name:	Gus Wong
Title:	Attorney in Fact	Title:	Attorney in Fact